UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2025

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd., Suite 100 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01 of this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 7, 2025, Stewart Information Services Corporation (the “Company”), entered into a senior unsecured credit agreement (the “Credit Agreement”) with PNC Bank, National Association, as Administrative Agent, Swingline Loan Lender and Issuing Lender, Stewart Title Company and Stewart Lender Services, Inc., as Guarantors (the “Guarantors”), and the Lenders party thereto.  Capitalized terms used and not defined in this Item 2.03 have the meanings given to such terms in the Credit Agreement.

The credit facility evidenced by the Credit Agreement is comprised of a $300 million revolving credit facility that matures on October 7, 2030. The Credit Agreement includes an incremental facility option that permits the Company, subject to the satisfaction of certain conditions, to increase the revolving commitments in an aggregate amount not to exceed $125 million. The obligations of the Company under the Credit Agreement are not secured and are guaranteed by the Guarantors. The proceeds from borrowings made from time to time under the Credit Agreement may be used for general corporate purposes, including to finance certain strategic acquisitions.

At the Company’s election, borrowings under the Credit Agreement will bear interest at either (a) the Base Rate (subject to a 1% floor) plus the Applicable Margin (each as defined in the Credit Agreement) or (b) Term SOFR (subject to a 0% floor) for the applicable Interest Period (each as defined in the Credit Agreement) plus the Applicable Margin. The Applicable Margin, based on the Company's Debt to Capitalization Ratio (as defined in the Credit Agreement), ranges from 0.25% to 0.625% per annum for Base Rate Loans and 1.25% to 1.625% per annum for Term SOFR Rate Loans. Further, a commitment fee accrues, based on the Company's Debt to Capitalization Ratio, ranging from 0.10% to 0.25% per annum on the average daily unused portion of the commitments.

The Credit Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations.  Further, the Credit Agreement contains customary negative covenants limiting the ability of the Company and the Guarantors to, among other things, incur debt, grant liens, make investments, effect certain fundamental changes, make certain asset dispositions, and make certain restricted payments.  The Credit Agreement also contains certain consolidated financial covenants providing that (a) the Debt to Total Capitalization Ratio shall not be greater than 0.35 to 1.00 and (b) Consolidated Net Worth (as defined in the Credit Agreement) shall not be less than the sum of (i) an amount equal to 70% of the Company’s Consolidated Net Worth for the fiscal quarter ended June 30, 2025 plus (ii) 50% of Consolidated Net Income (as defined in the Credit Agreement) for each fiscal quarter (beginning with the first full fiscal quarter ending after the closing date) for which Consolidated Net Income is a positive amount plus (iii) 50% of the net cash proceeds from equity issuances of the Company after the closing date.  Upon the occurrence of an event of default the lenders may accelerate the loans. Upon the occurrence of certain insolvency and bankruptcy events of default the loans will automatically accelerate.

The financial institutions party to the Credit Agreement and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates were party to the Existing Credit Agreement (as defined in the Credit Agreement) and/or have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

The Credit Agreement replaces the Existing Credit Agreement, which was amended and restated on October 7, 2025 in connection with the Company entering into the Credit Agreement.

The foregoing summary of the material terms of the Credit Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 8.01	Other Events.

On October 8, 2025, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amended and restated Credit Agreement, dated as of October 7, 2025 among the Company, PNC Bank, National Association as Administrative Agent, Swingline Loan Lender and Issuing Lender, the Guarantors, and the Lenders party thereto.
99.1	Press Release issued by Stewart Information Services Corporation, dated October 8, 2025.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer and Treasurer

Date: October 7, 2025